                                                                      EXHIBIT 11

                        COMPUTATION OF BASIC AND DILUTED
                               EARNINGS PER SHARE
                                   (UNAUDITED)

                                                 For The Three Months Ended
                                             ----------------------------------

                                             March 31, 2003     March 31, 2002
                                             ---------------    ---------------
Number of shares on which basic
   earnings per share is calculated:

Average outstanding shares during period       1,725,338,543      1,718,412,093

Add - Incremental shares under stock
   compensation plans                             27,711,303         31,998,707

Add - Incremental shares associated
   with convertible notes                          4,764,543                  -

Add- Incremental shares associated
   with contingently issuable shares                 679,175          2,549,701
                                             ---------------    ---------------

Number of shares on which diluted
   earnings per share is calculated            1,758,493,564      1,752,960,501
                                             ===============    ===============

Income from continuing operations
   applicable to common
   shareholders (millions)                   $         1,387    $         1,284

Loss from discontinued
   operations (millions)                                  (3)               (92)
                                             ---------------    ---------------
Net income from total operations
   on which basic earnings per
    share is calculated (millions)           $         1,384    $         1,192
                                             ===============    ===============
Income from continuing operations
   applicable to common
    shareholders (millions)                  $         1,387    $         1,284

Less - net income applicable to
   contingently issuable shares (millions)                 -                  6
                                             ---------------    ---------------
Income from continuing operations
   on which diluted earnings per
    share is calculated (millions)                     1,387              1,278

Loss from discontinued operations
   on which basic and diluted earnings per
    share is calculated (millions)                        (3)               (92)
                                             ---------------    ---------------
Net income from total operations
   on which diluted earnings per
    share is calculated (millions)           $         1,384    $         1,186
                                             ===============    ===============

                        COMPUTATION OF BASIC AND DILUTED
                        EARNINGS PER SHARE - (CONTINUED)
                                   (UNAUDITED)

                                                For The Three Months Ended
                                             ----------------------------------

                                             March 31, 2003     March 31, 2002
                                             ---------------    ---------------
Earnings per share of common stock:

Assuming dilution
  Continuing operations                      $          0.79    $          0.73
  Discontinued operations                              (0.00)             (0.05)
                                             ---------------    ---------------
  Total                                      $          0.79    $          0.68
                                             ===============    ===============

Basic
  Continuing operations                      $          0.80    $          0.75
  Discontinued operations                              (0.00)             (0.05)
                                             ---------------    ---------------
  Total                                      $          0.80    $          0.69+
                                             ===============    ===============

+ Does not total due to rounding.

Stock options to purchase 128,150,388 shares and 55,080,488 shares were outstanding as of March 31, 2003 and 2002, respectively, but were not included in the computation of diluted earnings per share because the options' exercise price during the respective periods was greater than the average market price of the common shares and, therefore, the effect would have been antidilutive.

                                      -42-